Exhibit 32

Certification of Periodic Financial Reports

Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of AT&T Inc. (the “Company”) hereby certifies that the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 7, 2008                                                                                      May 7, 2008

By: /s/ Randall Stephenson	By: /s/ Richard G. Lindner
Randall Stephenson	Richard G. Lindner
Chairman of the Board, Chief Executive Officer	Senior Executive Vice President
and President	and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.  This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to liability under that section.  This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act except to the extent this Exhibit 32 is expressly and specifically incorporated by reference in any such filing.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to AT&T Inc. and will be retained by AT&T Inc. and furnished to the Securities and Exchange Commission or its staff upon request.